Exhibit 4.61

English Translation

GUARANTEE CONTRACT

Contract No.: Y2123007066

Guarantor (Party A): China Electrical Equipment Group Co., Ltd.

Registered Address: No. 6, Shuige Road, Jiangning Economy & Technology Development Area, Nanjing

Zip Code: 211000

Legal Representative (Principal): Lu Tingxiu

Fax: 52095926	Tel: 52095926

Creditor (Party B): Construction Bank of China, Nanjing Xinjiekou Sub-branch

Registered Address: No. 117, Jiangzhong Road, Nanjing

Zip Code: 210029

Principal: Yang Chao

Fax: 84701351	Tel: 84701439

In order to secure the performance of the RMB Loan Contract (No. Y2123007066, hereinafter referred to as “Main Contract”) signed by CEEG (Nanjing) PV-Tech Co., Ltd. (hereinafter referred to as “Debtor”) and Party B, ensure realization of the creditor’s rights of Party B, Party A hereby agrees to provide the guarantee of joint and several liabilities for the debts of the Debtor under the Main Contract. Now, therefore, both parties hereby enter into this Contract through negotiation and with the terms and conditions as follows:

ARTICLE 1 SCOPE OF GUARANTEE

The scope of guarantee hereunder shall be second of the following options:

1st Option: All debts under the Main Contract, including but not limited to all principals, interests (including compound interest and penalty interest), liquidated damages, compensation, amounts payable by the Debtor to Party B (including but not limited to service charges, telecommunication costs, incidental expenses and bank costs refused by the overseas beneficiaries), as well as costs of enforcement of the creditor’s rights and the security right (including but not limited to the legal cost, arbitration cost, property preservation cost, traveling cost, enforcement cost, assessment cost, auction cost, notarization cost, service cost, public announcement cost and attorney’s fee, etc).

2nd Option: The principal of RMB Fifty Million Yuan and the interests (including compound interest and penalty interest) under the Main Contract, liquidated damages, compensation, amounts payable by the Debtor to Party B (including but not limited to service charges, telecommunication costs, incidental expenses and bank costs refused by the overseas beneficiaries), as well as costs of enforcement of the creditor’s rights and the security right (including but not limited to the legal cost, arbitration cost, property preservation cost, traveling cost, enforcement cost, assessment cost, auction cost, notarization cost, service cost, public announcement cost and attorney’s fee, etc).

ARTICLE 2 FORM OF GUARANTEE

The guarantee under this Contract is a guarantee with joint and several liability.

ARTICLE 3 TERM OF GUARANTEE

The term of guarantee provided hereunder shall be as from the effective date of this Contract and within two years from the due date of the debts specified in the Main Contract. Should Party A accept the extension of the term of debts, the term of guarantee shall be extended to two years beginning from the termination of the extended term of performance of the indebtedness as specified in the extension agreement. Should Party B declare pre-maturity of the indebtedness under the Main Contract, the guarantee shall be effective until two years beginning from the date of pre-maturity of the indebtedness. Where the debts are to be performed in installments under the Main Contract, the guarantee for each installment of debt shall be effective till a period of two years beginning from the expiry date of the last installment of debt.

ARTICLE 4 INDEPENDENCE OF GUARANTEE CONTRACT

This Contract is independent from the Main Contract, and inexistence, ineffectiveness, whole or part invalidity, cancellation or termination of the Main Contract will not affect the effectiveness of this Contract. Where the Main Contract is held as inexistence, ineffectiveness, whole or part invalidity, cancellation or termination, Party A shall also be jointly and severally liable for the obligations resulted from returning the property or indemnity of losses by the Debtor.

ARTICLE 5 CHANGE TO THE MAIN CONTRACT

5.1 Where Party B and the Debtor agree to amend the Main Contract (including but not limited to any amendment to the currency of repayment, method of repayment, loan account number, repayment account number, withdrawal schedule, repayment schedule, interest commencement date, interest settlement date, change to the effective date or expiration date of the debts without extension of the term of debts), Party A shall agree to the undertake the guarantee with joint and several liabilities against the debts under the amended Main Contract.

Where Party B and the Debtor agree to extend the term of debts or increase the amount of the principal of loans without the prior consent of Party A, Party A shall undertake the guarantee with joint and several liabilities against the debt under the Main Contract before such amendment.

5.2 Party A’s liabilities of guarantee will no be reduced or exempted upon occurrence of any of the following circumstances:

5.2.1 Restructuring, merger, consolidation, division, increase or reduction of capital, joint venture, association or change of name of Party B or the Debtor; or

5.2.2 Party B subcontracts any third party to perform its obligations under the Main Contract.

5.3 Ineffectiveness, invalidity, cancellation or termination of assignment of any creditor’s right or debt under the Main Contract will not release Party A from the guarantee of joint and several liabilities to Party B hereunder.

ARTICLE 6 GUARANTEE LIABILITY

6.1 When the debts under the Main Contract is due or Party B declare pre-maturity of the indebtedness according to the Main Contract or the law, and the Debtor fails to timely or fully discharge the debts or the Debtor violates any other provision of the Main Contract, Party A shall immediately perform its obligations within the scope of guarantee specified herein.

6.2 Notwithstanding any other security for the creditor’s rights of Party B under the Main Contract (including but not limited to guarantee, mortgage, pledge, letter of guarantee, standby letter of credit or otherwise), notwithstanding the effectiveness or validity of such other security and notwithstanding any claim of Party B to any other person providing such other security, whether any third party agrees to assume all or part of debts under the Main Contract and whether such other security is provided by the Debtor or not, Party A’s guarantee liabilities hereunder will not be reduced or exempted. Party B may directly demand Party A to assume the liabilities within the scope of guarantee specified herein and Party A will not make any objection.

6.3 Where Party A only provides the guarantee for part of debts under the Main Contract, Party A hereby agrees that Party A shall assume its liabilities for those outstanding debts within the scope of guarantee specified herein, even if any part of debts under the Main Contract is discharged due to discharge of the Debtor, realization of any other security right by Party B or any other reason.

6.4 Where Party A only provides the guarantee for part of debts under the Main Contract and the debts under the Main Contract are not fully discharged after Party A has discharged its liabilities of guarantee hereunder, Party A hereby undertakes that its claim (or exercise in advance) of subrogation or recourse against the Debtor or any other person providing the security will not impair the interests of Party B, and agrees that the discharge of the debts under the Main Contract shall be prior to the enforcement of Party A’s subrogation or recourse.

To put it more specific, prior to the full realization of Party B’s creditor’s rights:

6.4.1 Party A undertakes that it will not claim its subrogation or recourse against the Debtor or any other person providing the security; where Party A has realized such right due to whatever cause, the amounts obtained therefrom shall be in priority used to discharge the outstanding debts owing to Party B;

6.4.2 Where any real security is provided for the debts under the Main Contract, Party A undertakes that it will not claim against such real security or the proceeds from disposition of such real security by exercise of its subrogation or any other reason, and such real security and the proceeds from disposition of the same shall be in priority used to discharge the outstanding debts owing to Party B; and

6.4.3 Where the Debtor or any other person providing security provides any countersecurity to Party A, Party A undertakes that all amounts obtained from such countersecurity shall be in priority used to discharge the outstanding debts owing to Party B.

6.5 Party A has fully understood the risk of interest rate. Where Party B adjusts the interest rate or the method of calculation or settlement of interests according to the Main Contract or any change to the national policy of interest rate, and such adjustment causes the increase of interest, penalty interest or compound interest to be paid by the Debtor, Party A shall also be jointly and severally liable for the increased part.

6.6 Where the Debtor owes any other due debt to Party B in addition to the debts under the Main Contract, Party B may directly deduct an amount in RMB or any other currency from any account opened by the Debtor with the business system of the Construction Bank of China to discharge any due debt, and Party A’s liabilities of guarantee will not be reduced or exempted therefor.

ARTICLE 7 OTHER OBLIGATIONS OF PARTY A

7.1 Party A shall supervise over application (and usage) of the loan by the Debtor and accept the supervision from Party B over Party A’s funds, assets and operation status; upon request of Party B, shall provide the financial statements and other relevant information, documents and materials, and shall ensure the accuracy, trueness, completeness and validity of such information, documents and materials; without written consent of Party B, Party A may not provide any security to any third party beyond its capacity of liquidity.

7.2 In the event of contracting, trust (or receivership), lease, restructuring, reduction of registered capital, investment, association, merger, consolidation, acquisition, division, joint venture, voluntary or involuntary close-down for rectification, voluntary dissolution, voluntary or involuntary bankrupt, change of controlling shareholder or actual controller, assignment of material assets, stoppage of production, shutdown, huge fine imposed by the authority, revocation or suspension of business license, material legal dispute, serious difficulty in business operation or deterioration of financial status, inability of legal representative or principal in performance of duties, or loss or possible loss of ability of security due to any other reason, Party A shall immediately send a written notice to Party B and shall assume, transfer or succeed the liabilities of guarantee hereunder according to the request of Party B, or provide another security accepted by Party B to secure the performance of the Main Contract.

7.3. In the event of any change to the name, legal representative (or principal), registered address, scope of business, registered capital or articles of association of Party A or any other particulars registered with the administration for industry and commerce, it shall send a written notice to Party B within three business days after such change, together with the relevant materials after such change.

ARTICLE 8 MISCELLANEOUS

8.1 Deduction of Account Payable

With respect to the amount of account payable by the Party A hereunder, Party B may directly deduct an equivalent amount in RMB or any other currency from any account opened by Party A with the business system of the Construction Bank of China, without notice to Party A in advance. If it is necessary to go through the formalities for settlement or sale of exchange or transaction of exchange, Party A shall provide assistance to Party B and the risk of exchange rate shall be borne by Party A.

8.2 Use of Party A’s Information

Party A hereby agrees that Party B may inquire Party A's credit status from the credit information database or any relevant unit or department approved by the People’s Bank of China and the credit information authority, and Party B may provide Party A’s information to the credit information database approved by the People’s Bank of China and the credit information authority. Party A further agrees that Party B may use and disclose Party A’s information to the reasonable extent according to the business demand.

8.3 Public Announcement for Reminder

Where Party A violates this Contract, Party B may report it to the relevant department or unit, or issue an announcement on the public media.

8.4 Evidentiary Effect of Party B’s Record

Unless it is otherwise proven by reliable and conclusive evidence, Party B’s internal accounting records relating to the principal, interest, cost and repayment, and the documents and vouchers produced or kept by Party B relating to withdrawal, repayment, payment of interest by the Debtor, as well as the records or vouchers relating to Party B’s reminder of the loan shall be deemed as the valid and conclusive evidence to prove the credits and debts under the Main Contract. Party A may not make any objection due to the reason that such records, notes, documents or vouchers are produced or kept by Party B.

8.5 Reservation of Rights

Rights of Party B hereunder will not affect or preclude any other rights under the applicable laws, regulations and other contracts. Any toleration, extension, preference or delayed exercise of any right hereunder regarding any breach or delay shall not be deemed as waiver of any right or interest hereunder or permission or acceptance of any breach, and will not affect, preclude or obstruct the further exercise of such right or any other right, and will not cause Party B to assume any obligation and liability to Party A. Failure or delay in exercise of any right or remedy under the Main Contract by Party B will not reduce or release Party A’s liabilities of guarantee hereunder. However, where Party B reduces or releases the debts under the Main Contract, Party A’s liabilities of guarantee hereunder shall be reduced or released accordingly.

8.6 Dissolution or Bankrupt of the Debtor

When Party A becomes aware that the Debtor is involved in a proceeding of dissolution or bankrupt, it shall immediately notify Party B to claim its creditor’s rights and timely participate in the proceeding of dissolution or bankrupt, to exercise its recourse in advance. When Party A becomes aware or should have become aware that the Debtor is involved in a proceeding of dissolution or bankrupt, but it fails to exercise its recourse in advance, all losses and damages resulting therefrom shall be borne by Party A. Notwithstanding the second sentence of Article 8.5 above, where Party B enters into a settlement with the Debtor during the proceeding of bankrupt of the Debtor, or Party B accepts the restructuring arrangement, Party B’s rights hereunder will not be prejudiced and Party A’s liabilities of guarantee hereunder will not be reduced or released due to such settlement or restructuring arrangement. Party A may not challenge Party B’s claim with the terms and conditions of such settlement agreement or restructuring arrangement. Party B may demand Party A to discharge the part of creditor’s rights not discharged due to any compromise made by Party B to the Debtor under such settlement agreement or restructuring arrangement.

8.7 Dissolution or Bankrupt of Party A

In the event of dissolution or bankrupt of Party A, even if the creditor’s rights of Party B under the Main Contract are not mature, Party B may participate in Party A’s liquidation or bankrupt proceeding and make a claim.

8.8 In the event of any change to the mailing address or contact information of Party A, Party A shall immediately send a written notice to Party B; otherwise, all losses and damages resulting therefrom shall be solely borne by Party A.

8.9 Dispute Settlement

Any dispute arising from or in connection with performance of this Contract shall be settled by both parties through friendly negotiations; in case no settlement can be reached through negotiation, the 1st option listed below shall be referred to for settlement of the dispute:

8.9.1 To file an action before the people’s court where Party B resides;

8.9.2 To submit the dispute to                      Arbitration Commission (at the place of                     ) for arbitration in accordance with its then effective arbitration rules. The award rendered thereby shall be final and binding upon both parties hereto.

Provisions of this Contract not involved in the dispute shall be performed during the action or arbitration.

8.10 Effectiveness

This Contract shall become effective upon being duly executed by the legal representative (or principals) or authorized representative of Party A and the principal or authorized representative of Party B.

8.11 This Contract shall be executed in five (5) counterparts.

8.12 Other issues agreed by both parties.

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ARTICLE 9 PARTY A’S REPRESENTATIONS AND WARRANTIES

9.1 Party A has clearly understood the scope of business and scope of authorities of Party B.

9.2 Party A has read all terms and conditions of this Contract and the Main Contract. Upon the request of Party A, Party B has make explanations to the terms and conditions of this Contract and the Main Contract. Party A has fully known and understood the meaning and legal consequence of all terms and conditions of this Contract and the Main Contract.

9.3 Party A has the lawful qualification to act as the guarantor, and provision of the guarantee by Party A hereunder is in full compliance with the applicable laws, administrative regulations, rules and Party A’s articles or association or internal organization documents, and such action has been approved by Party A’s internal authority organization and/or by the competent government authority. All liabilities resulting from Party A’s inability to execute this Contract, including but not limited to indemnity for Party B against all losses incurred therefrom, shall be borne by Party A.

9.4 Party A hereby confirms that it has fully understood the status of assets, debts, business operation, credit standing and reputation of the Debtor, as well as the qualification of the Debtor to execute the Main Contract and all contents of the Main Contract.

Party A (Seal): China Electrical Equipment Group Co., Ltd. (Seal)

Legal Representative/Principal (or Authorized Representative) (Signature): /s/ Lu Tingxiu

November 15, 2007

Party B (Seal): Construction Bank of China, Nanjing Xinjiekou Sub-branch (Seal)

Principal or Authorized Representative (Signature): /s/ Li Fang

November 15, 2007